UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 7, 2022

CANDEL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40629	52-2214851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Candel Therapeutics, Inc.

117 Kendrick St Suite 450

Needham, Massachusetts 02494

(Address of principal executive offices, including zip code)

(617) 916-5445

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 6, 2022, Candel Therapeutics, Inc. (the “Company”) accepted the resignation of John Canepa as the Company’s Chief Financial Officer, effective September 21, 2022.

Appointment of Chief Financial Officer and Chief Medical Officer

On September 5, 2022, the board of directors of the Company (the “Board”) unanimously appointed Garrett Nichols. M.D., M.S., as the Company’s Chief Medical Officer, effective September 12, 2022, and Jason Amello as the Company’s Chief Financial Officer, effective September 21, 2022. Effective September 21, 2022, Mr. Amello will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Amello, age 53, previously served as Chief Financial Officer and Treasurer of Saniona AB (Nasdaq Stockholm: SANION) from September 2020 to April 2022. Prior to that, Mr. Amello served as Senior Vice President, Chief Financial Officer and Treasurer of Akebia Therapeutics, Inc. (Nasdaq: AKBA) from September 2013 to August 2020. Mr. Amello was also Executive Vice President, Chief Financial Officer and Treasurer of Alaunos Therapeutics, Inc. (Nasdaq: TCRT), formerly known as ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP), from May 2012 to May 2013, and served in various positions of increasing responsibility at Genzyme Corporation (Nasdaq: GENZ) (acquired by Sanofi S.A.) from April 2000 until June 2011, most recently as Senior Vice President, Corporate Controller, and Chief Accounting Officer. Earlier in his career, Mr. Amello spent ten years in the business advisory and assurance practice of Deloitte, serving in various roles of increasing responsibility through Senior Manager. Since October 2017, Mr. Amello has served as a member of the Board of Directors of Acer Therapeutics, Inc. (Nasdaq: ACER) and is currently Chairman of the Audit Committee. Mr. Amello has also been a member of the Board of Directors of New England Baptist Hospital since 2014. Mr. Amello received his B.S. in accounting from Boston College and is a Certified Public Accountant in the Commonwealth of Massachusetts.

In connection with Mr. Amello’s appointment as Chief Financial Officer, the Company and Mr. Amello entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Amello will receive an annual base salary of $460,000 and be eligible for an annual bonus with a target amount of 40% of his base salary. Mr. Amello will be granted an option to purchase 230,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of such shares on the date of grant (the “Equity Award”). Twenty-five percent of the Equity Award will vest and become exercisable on the one-year anniversary of Mr. Amello’s start date, and the balance of the Equity Award will vest in equal installments over the next thirty-six months thereafter, subject to Mr. Amello’s continued employment. Mr. Amello is also eligible to participate in the Company’s employee benefit plans available to its employees, subject to the terms of those plans.

Pursuant to the Employment Agreement, in the event that Mr. Amello’s employment is terminated without “cause” or for “good reason” (in each case, as defined in the Employment Agreement), subject to the execution and effectiveness of a “separation agreement and release” (as defined in the Employment Agreement) within 60 days of such termination, he will be entitled to receive (i) an amount equal to nine months of base salary plus Mr. Amello’s target bonus for the then-current year, payable in installments over 9 months commencing within 60 days of termination, and (ii) subject to the Mr. Amello’s timely election to continue COBRA health coverage and copayment of premium amounts at the applicable active employees’ rate, we will continue to pay the share of the premiums that we would have paid to provide health insurance to Mr. Amello until the earliest of (A) nine months following termination or (B) Mr. Amello’s eligibility for group medical plan benefits under any other employer’s group medical plan, or (C) the cessation of Mr. Amello’s health continuation rights under COBRA. Pursuant to the Employment Agreement, all equity awards held by Mr. Amello that are subject to time based vesting will fully accelerate if Mr. Amello’s employment is terminated by the Company without “cause” or by Mr. Amello for “good reason” within one month prior to or 12 months following the consummation of a “change in control” (as such terms are defined in the Employment Agreement).

The foregoing description of the material terms of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which the Company intends to file with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

There is no arrangement or understanding between Mr. Amello and any other person pursuant to which Mr. Amello was selected as an officer. There are no family relationships between Mr. Amello and any of the Company’s directors or executive officers. Mr. Amello has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Dr. Nichols and Mr. Amello is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated September 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date: September 7, 2022	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci
President and Chief Executive Officer